Exhibit 10.40

UNIVAR USA INC.

SUPPLEMENTAL VALUED INVESTMENT PLAN

(As Amended and Restated as of July 1, 2010)

Third Amendment

WHEREAS, Univar USA Inc. (“Company”) sponsors and maintains the Univar USA Inc. Supplemental Valued Investment Plan as amended and restated as of July 1, 2010 and as thereafter amended (the “Plan”); and

WHEREAS, the President has the authority to amend the Plan for changes that do not significantly increase the cost of the Plan pursuant to Section 12.1 of the Plan; and

WHEREAS, the Company desires to permit continued participation in the Plan by certain Participants who ceased to be eligible to participate in the Plan as a result of the second amendment to the Plan that was adopted on May 2, 2011.

NOW, THEREFORE, effective as of the date this Amendment is signed below, Section 4.1(i) of the Plan, Employee Eligibility, is hereby amended to read as follows:

“(i) The Employee (a) is employed at the Company’s compensation band 1, 2, or 3, or (b) was a Participant who was eligible to make Participant Deferrals for the 2011 Plan Year and made Participant Deferrals in the 2011 Plan Year or in a prior Plan Year; and”

This Third Amendment to the Plan is adopted and executed this 15th day of June, 2011.

UNIVAR USA INC.

By:

Its:	President